EXHIBIT G

[LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]

September 29, 2003

Republic of Colombia

Ministry of Finance and Public Credit

Cra. 7A No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

We have acted as United States counsel to the Republic of Colombia (the “Republic”) in connection with the preparation and filing by the Republic with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement filed on the date hereof (the “Registration Statement”), pursuant to which the Republic proposes to issue and sell from time to time up to $2,500,000,000 aggregate principal amount of its debt securities (the “Debt Securities”) and/or warrants to purchase Debt Securities. The Debt Securities are to be issued pursuant to a fiscal agency agreement, dated as of September 28, 1994 (the “Fiscal Agency Agreement”), between the Republic and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as fiscal agent and principal paying agent (the “Fiscal Agent”) or pursuant to another fiscal agency agreement that is filed as an exhibit to the Registration Statement.

We have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) an Authorization Certificate, substantially in the form filed as an exhibit to the Registration Statement, establishing the terms of a series of the Debt Securities, has been duly authorized by the Republic and duly executed and delivered by the Republic in accordance with the Fiscal Agency Agreement (or any such other fiscal agency agreement), (ii) any such other fiscal agency agreement under which the Debt Securities are issued has been duly authorized by the Republic and duly executed and delivered by the parties thereto and (iii) the Debt Securities, in substantially the form set forth as an exhibit to the Fiscal Agency Agreement (or any such other fiscal agency agreement) and annexed to the Authorization Certificate, have been duly authorized by the Republic and duly executed and authenticated in accordance with the Fiscal Agency Agreement (or any such other fiscal agency agreement), and duly delivered and paid for by the purchasers thereof, such Debt Securities will constitute valid, binding and enforceable obligations of the Republic, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights.

In giving the foregoing opinion, we have assumed that (a) the Republic and each other party to the Fiscal Agency Agreement (or any such other fiscal agency agreement) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York), (b) any terms of the Debt Securities that are not contained in the forms thereof set forth as an exhibit to the Fiscal Agency Agreement will comply with applicable law and will be valid, binding and enforceable, (c) the interest rate on the Debt Securities will not exceed the maximum rate permitted by law and (d) any such other fiscal agency agreement is substantially similar to the Fiscal Agency Agreement. In addition, we note that the enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in the Fiscal Agency Agreement and the Debt Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on the date hereof and to the references to us under the headings “Validity of the Securities” in the prospectus included in the Registration Statement filed on the date hereof and in any prospectus supplement relating thereto. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By	/s/ Wanda J. Olson
Wanda J. Olson, a Partner